Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-8 No. 333-181080), as amended, pertaining to the Phillips 66 Savings Plan,
(2)    Registration Statement (Form S-8 No. 333-188564) pertaining to the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66, and the Phillips 66 U.K. Share Incentive Plan,
(3)    Registration Statement (Form S-3 No. 333-266428) of Phillips 66 Company and Phillips 66, and
(4)    Registration Statement (Form S-8 No. 333-264891) pertaining to the 2022 Omnibus Stock and Performance Incentive Plan of Phillips 66;
of our reports dated February 21, 2024, with respect to the consolidated financial statements of Phillips 66 and the effectiveness of internal control over financial reporting of Phillips 66 included in this Annual Report (Form 10-K) of Phillips 66 for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Houston, Texas
February 21, 2024